Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-209828, No. 333-222086, and No. 333-229837) of Protective Life Insurance Company and its subsidiaries of our report dated August 8, 2019, with respect to the abbreviated financial statements of the Individual Life Business of Great-West Life & Annuity Insurance Company, included in this Current Report on Form 8-K/A.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
August 16, 2019